CONCERT INVESTMENT SERIES
10F-3 REPORT
August 1, 1999 through October 31, 1999



		Trade							Purchase	% of
Issuer		Date	Selling Dealer			Amount
	Price		Issue


Akamai 			10/28/99	Morgan Stanley Dean Witter	$ 520
	$26.00		0.31%